Ex. 10.1

AMENDMENT NO. 1 TO MASTER EXCHANGE AGREEMENT

AMENDMENT NO. 1 TO MASTER EXCHANGE AGREEMENT, dated as of December 14, 2016 (this “Amendment”), by and between Uranium Resources, Inc., a Delaware corporation, with headquarters located at 6950 South Potomac Street, Suite 300, Centennial, Colorado 80112 (the “Company”) and Esousa Holdings LLC, a New York limited liability company (the “Creditor”), to the Master Exchange Agreement, dated December 5, 2016 (the “Agreement”), by and between the Company and the Creditor.  All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, in accordance with Section 8(d) of the Agreement, the Company and the Creditor wish to amend certain provisions of the Agreement as described herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Creditor hereby agree as follows:

 1.7.

Settlement at End of Second Tranche Pricing Period.  The first sentence of Section 1(a) is hereby removed and replaced in its entirety with the following:

“Subject to the provisions of Section 1(e), (i) at any time during the Second Tranche Pricing Period, the Creditor shall be entitled to exchange any portion of the outstanding and unpaid Existing Debt into validly issued, fully paid and non-assessable shares of Common Stock, and (ii) at the end of the Second Tranche Pricing Period, if seventy-seven percent (77%) of the VWAP of the Common Stock over the Second Tranche Pricing Period equals or exceeds $0.30 per share, the Company and the Creditor shall be obligated to exchange all of the then still outstanding and unpaid Existing Debt into validly issued, fully paid and non-assessable shares of Common Stock or Pre-Funded Warrants (as defined below), as set forth in Section 1(e) below, in each case in accordance with Section 1(d), at the Exchange Rate (as defined below), subject to adjustment as described in Section 1(c)(i) below to reflect the intention of the parties that the total number of Exchange Shares issued be based upon an average trading price of the Common Stock for a specified period of time subsequent to an Exchange and that the Company shall issue the Exchange Shares in accordance with Section 1(c)(ii) below to the extent any exchange of the Existing Debt is not given effect at any time pursuant to Creditor’s beneficial ownership of the Common Stock exceeding (x) the Maximum Percentage or (y) the Exchange Maximum prior to the Shareholder Approval.”

 1.8.

Modification to Exchange Price Floor.  The second sentence of Section 1(b)(ii) is hereby removed and replaced in its entirety with the following:

“Notwithstanding the foregoing, the Exchange Price shall not be less than $0.30 per share.”

 1.9.

Modification to Adjustments Following Pricing Periods.  The second sentence of Section 1(c)(i) is hereby removed and replaced in its entirety with the following:

“For purposes of this Agreement, “VWAP Shares” means the number of shares equal to the Exchange Amount divided by the greater of (i) seventy-seven percent (77%) of the VWAP of the Common Stock over the applicable Pricing Period, or (ii) $0.30 per share. Notwithstanding anything herein to the contrary, if (A) the number of VWAP Shares exceeds the number of Exchange Shares initially issued pursuant to the applicable Exchange and (B) seventy-seven percent (77%) of the VWAP of the Common Stock over the applicable Pricing Period is less than $0.30 per share, in addition to the issuance of additional shares of Common Stock provided above, the Company shall pay to the Creditor a cash amount equal to (x) the Exchange Amount multiplied by (y) the ratio determined by dividing (1) $0.30 minus seventy-seven percent (77%) of the VWAP of the Common Stock over the applicable Pricing Period, by (2) $0.30.”

 1.10.

Additional Limitations on Exchanges.  The following sentence is hereby appended to Section 1(e) of the Agreement:

“In addition, notwithstanding anything to the contrary contained in this Agreement, the Existing Debt shall not be exchangeable by the Creditor, and the Company shall not effect any exchange of the Existing Debt, to the extent that the Exchange Price on any applicable Exchange Date is less than $0.60 per share, provided that such limitation shall not apply to any issuances of shares of Common Stock pursuant to Section 1(c)(i).”

2.1

Representations and Warranties.  Each of the Company and the Creditor hereby represents and warrants that (i) it has the requisite power and authority to enter into this Amendment, (ii) this Amendment has been duly and validly authorized, executed and delivered on behalf of such party, and (iii) no consent or authorization of any governmental authority or other Person is required in connection with this Amendment.

3.1

Effect of the Amendment.  This Amendment shall become effective upon the execution and delivery of this Amendment by the parties. This Amendment shall not constitute an amendment or waiver of any provision of the Agreement not expressly amended or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent except as expressly stated herein.  The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby. This Agreement is an Exchange Document under the Agreement.

3.2

References to the Share Purchase Agreement.  After giving effect to this Amendment, unless the context otherwise requires, each reference in the Agreement to “this Agreement”, “hereof”, “hereunder”, “herein”, or words of like import referring to the Agreement shall refer to the Agreement as amended by this Amendment, provided that references in the Agreement to “as of the date hereof” or “as of the date of this Agreement” or words of like import shall continue to refer to December 5, 2016.

3.3

Other Miscellaneous Terms.  The provisions of Section 8(f) (Governing Law; Jurisdiction; Jury Trial) and Section 8(k) (Counterparts) of the Agreement shall apply to this Amendment mutatis mutandis as if set forth herein.

[Signature page follows]

IN WITNESS WHEREOF, the Creditor and the Company have caused their respective signature page to this Amendment No. 1 to Master Exchange Agreement to be duly executed as of the date first written above.

COMPANY:

URANIUM RESOURCES, INC.

By:

/s/ Christopher M. Jones

Name:

Christopher M. Jones

Title:

President and CEO

CREDITOR:

ESOUSA HOLDINGS LLC

By:

/s/ Rachel Glicksman

Name:

Rachel Glicksman

Title:

Managing Member

[Signature Page to Amendment No. 1 to Master Exchange Agreement]